UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Spirit Airlines, Inc.

(Name of Registrant as Specified In Its Charter)

JetBlue Airways Corporation

Sundown Acquisition Corp.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Filed by JetBlue Airways Corporation

Pursuant to Schedule 14A under the

Securities Exchange Act of 1934, as amended

Subject Company: Spirit Airlines, Inc.

Commission File No.: 001-35186

Date: May 31, 2022

The following is a press release issued by JetBlue Airways Corporation (“JetBlue”) on May 31, 2022.

PRESS RELEASE

Leading Independent Proxy Advisory Firm ISS Recommends Spirit Shareholders ‘Vote No’ on Frontier Transaction

ISS notes the JetBlue offer is superior from a financial standpoint and that JetBlue offer provides greater certainty against regulatory risk inherent in both JetBlue and Frontier proposals

ISS describes the Spirit Board’s sale process as a ‘cause for concern’

JetBlue urges Spirit shareholders to follow ISS’s recommendation and vote AGAINST the inferior Frontier transaction

NEW YORK (May 31, 2022) – JetBlue (NASDAQ: JBLU) today announced that Institutional Shareholder Services (“ISS”), the leading independent proxy advisory firm, has issued a report recommending that Spirit (NYSE: SAVE) shareholders vote AGAINST the inferior, high-risk, and low-value Frontier transaction at Spirit’s upcoming special meeting.

“We are pleased that ISS recognized that our proposal offers Spirit shareholders superior value and has a clear path to completion,” said Robin Hayes, chief executive officer, JetBlue. “The ISS report highlights the flawed process that the conflicted Spirit Board followed, which only underscores the need for Spirit’s Board to now come to the table and negotiate – this time in good faith – with JetBlue. Spirit shareholders can send that strong message to their Board by voting against the Frontier transaction and against adjournment.

“ISS highlighted that a deal with JetBlue will bring more value and cash certainty. We believe it is clear a combined JetBlue-Spirit will bring more competition with the Big Four airlines driven by the power of the JetBlue Effect, supporting our conviction that we can achieve regulatory approval for our transaction,” Hayes said.

JetBlue Offers Superior Value to Spirit Shareholders

ISS recognized that JetBlue’s current proposal, backed by years of financial and regulatory analysis in consultation with external advisors, offers full and certain value to Spirit shareholders at a substantial premium to the Frontier transaction – the value of which has only decreased since it was first announced.

The ISS report highlighted: “The offer from JetBlue is superior from a financial standpoint, with a cash consideration at a meaningfully higher premium than the mostly stock deal from Frontier … On balance, a potential agreement with JetBlue would appear to offer shareholders superior optionality, allowing those concerned with the turbulence ahead to exit at a significant premium, while allowing those with a more optimistic outlook to reinvest the premium consideration.”

Spirit’s Conflicted Board Is Not Serving the Best Interests of Its Shareholders

ISS’s conclusions on the sales process run by the Spirit Board also aligned with JetBlue’s contention that Spirit’s directors appear to be more aligned with the interests of Frontier and Bill Franke’s Indigo Partners than those of Spirit shareholders – as demonstrated by their misrepresentations regarding their engagement with JetBlue, and their desire to defend the inferior Frontier transaction at any cost. Spirit’s CEO has even admitted that if the Frontier transaction is voted down by its own shareholders, it will continue as a standalone company rather than pursuing a value-maximizing opportunity with JetBlue.

The ISS report noted: “The board’s decision to forgo an auction process is a cause for concern, since investors lack market-based evidence that the deal presented in fact represents the best available alternative, as evidenced by the competing offer from JetBlue … In addition to the lack of a competitive process, shareholders may question the board’s failure to negotiate a reverse termination fee with Frontier in light of the potential regulatory risk and JetBlue’s offer of a $200 million termination fee (in a negotiated transaction).”

Confidence in Potential for Regulatory Approval and Recognition of Stronger Contractual Commitments

ISS noted that while its analysis did not determine regulators’ preference between the JetBlue-Spirit or Frontier-Spirit combinations, it concluded that “there appears to be no conclusive evidence that JetBlue’s proposal has zero chance of approval,” as the conflicted Spirit Board has falsely asserted.

The ISS report noted: “the [Spirit] board’s view that a Frontier merger has a safer path to regulatory approval is not supported by any guarantee of value for shareholders in the event of regulatory rejection. Spirit’s view that the Frontier proposal may have a smoother glide path towards achieving regulatory approval appears reasonable, but its assertion that the JetBlue proposal has zero chance of approval appears far less so.”

JetBlue Urges Spirit Shareholders to Vote AGAINST the Frontier Transaction

Spirit shareholders are encouraged to read more about JetBlue’s proposal, and the Spirit Board’s attempt to defend the inferior Frontier transaction, at JetBlueOffersMore.com. JetBlue urges Spirit shareholders to vote AGAINST the Frontier transaction on the BLUE proxy card, vote AGAINST adjournment of the special meeting, and tender their shares into JetBlue’s cash tender offer.

About JetBlue

JetBlue is New York’s Hometown Airline®, and a leading carrier in Boston, Fort Lauderdale-Hollywood, Los Angeles, Orlando, and San Juan. JetBlue carries customers across the United States, Caribbean and Latin America and London. For more information, visit jetblue.com.

Forward Looking Statements

Statements in this press release contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which represent our management’s beliefs and assumptions concerning future events. These statements are intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “expects,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook,” “may,” “will,” “should,” “seeks,” “targets” and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks, uncertainties and assumptions, and are based on information currently available to us. Actual results may differ materially from those expressed in the forward-looking statements due to many factors, including, without limitation, those listed in our U.S. Securities and Exchange Commission (“SEC”) filings, matters of which we may not be aware, the coronavirus pandemic including new and existing variants, the outbreak of any other disease or similar public health threat that affects travel demand or behavior, the outcome of any discussions between JetBlue Airways Corporation (“JetBlue”) and Spirit Airlines, Inc. (“Spirit”) with respect to a possible transaction, including the possibility that the parties will not agree to pursue a business combination transaction or that the terms of any such transaction will be materially different from those described herein, the conditions to the completion of the possible transaction, including the receipt of any required stockholder and regulatory approvals and, in particular, our expectation as to the likelihood of receipt of antitrust approvals, JetBlue’s ability to finance the possible transaction and the indebtedness JetBlue expects to incur in connection with the possible transaction, the possibility that JetBlue may be unable to achieve expected synergies and operating efficiencies within the expected timeframes or at all and to successfully integrate Spirit’s operations with those of JetBlue, and the possibility that such integration may be more difficult, time-consuming or costly than expected or that operating costs and business disruption (including, without limitation, disruptions in relationships with employees, customers or suppliers) may be greater than expected in connection with the possible transaction. Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. Further information concerning these and other factors is contained in JetBlue’s SEC filings, including but not limited to, JetBlue’s 2021 Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. In light of these risks and uncertainties, the forward-looking events discussed in this press release might not occur. Our forward-looking statements included in this press release speak only as of the date the statements were written or recorded. We undertake no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.

Additional Important Information and Where to Find It

This press release is provided for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of Spirit or any other securities. JetBlue and its wholly-owned subsidiary, Sundown Acquisition Corp., have commenced a tender offer for all outstanding shares of common stock of Spirit and have filed with the SEC a tender offer statement on Schedule TO (including an Offer to Purchase, a Letter of Transmittal and related documents), as may be amended. These documents contain important information, including the terms and conditions of the tender offer, and stockholders of Spirit are advised to carefully read these documents before making any decision with respect to the tender offer. Investors and security holders may obtain free copies of these statements and other documents filed with respect to the tender offer at the SEC’s website at https://www.sec.gov. In addition, copies of the tender offer statement and related materials may be obtained for free by directing such requests to the information agent for the tender offer, Innisfree M&A Incorporated, at (877) 800-5190 (toll free for stockholders) or (212) 750-5833 (collect for banks and brokers).

JetBlue has filed a definitive proxy statement on Schedule 14A with the SEC (“Definitive Proxy Statement”) and the accompanying BLUE proxy card on May 26, 2022, to be used to solicit proxies in opposition to the proposed business combination between Spirit and Frontier Group Holdings, Inc. (“Frontier”) and the other proposals to be voted on by Spirit stockholders at the special meeting of the stockholders of Spirit to be held on June 10, 2022. This press release is not a substitute for the Definitive Proxy Statement or any other document JetBlue, Spirit or Frontier may file with the SEC in connection with the proposed transaction.

STOCKHOLDERS OF SPIRIT ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ALL OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING ALL PROXY MATERIALS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Investors and security holders may obtain a free copy of the Definitive Proxy Statement and other documents filed by JetBlue at the SEC’s web site at https://www.sec.gov or by contacting the information agent for the proxy solicitation, Innisfree M&A Incorporated, at (877) 800-5190 (toll free for stockholders) or (212) 750-5833 (collect for banks and brokers).

Participants in the Solicitation

JetBlue and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Spirit common stock. Additional information regarding the participants in the proxy solicitation is contained in the Definitive Proxy Statement.